EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


      NAME OF SUBSIDIARY                                 STATE OF INCORPORATION
      ------------------                                 ----------------------

      Valley Systems of Ohio, Inc.                       Ohio